Exhibit 1.1
                                                                     -----------









                               Temple-Inland Inc.

                                  $500,000,000

                          6.375% Senior Notes due 2016

                          6.625% Senior Notes due 2018


                             Underwriting Agreement

                                                              New York, New York
                                                                December 2, 2005

Citigroup Global Markets Inc.
Goldman, Sachs & Co.,
as Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          Temple-Inland Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture, dated as of September 1, 1986, between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of April 15, 1988, the Second Supplemental Indenture, dated as of December 27, 1990, and the Third Supplemental Indenture, dated as of May 9, 1991 (as so amended, the "Indenture").

          To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference or any filing of a Preliminary Final Prospectus or Final Prospectus, in each case after the Effective Date of the Registration Statement, or the issue date of the Basic

Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be. Certain terms used herein are defined in Section 19 hereof.

          1. Representations and Warranties. The Company represents and warrants
             ------------------------------
to, and agrees with, each Underwriter as set forth below in this Section 1.

               (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

               (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes
                                     --------  -------
          no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (T-1) under the Trust Indenture Act or
          (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 9 hereof.

               (c) The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

               (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

               (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

               (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

               (g) Each of the Company and the subsidiaries listed on Schedule III attached hereto (each a "Significant Subsidiary" and, together, the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing could not be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

               (h) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

               (i) The Company's authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the Securities conform in all material respects to the description thereof contained in the Final Prospectus; and the Securities have been duly and validly authorized, and when duly executed, authenticated and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered at law or in equity), and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

               (j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

               (k) This Agreement has been duly authorized, executed and delivered by the Company.

               (l) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Preliminary Final Prospectus and the Final Prospectus.

               (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Preliminary Final Prospectus and the Final Prospectus.

               (o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of the Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Significant Subsidiaries is a party or bound or to which its or their property is subject, or
          (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of its or their properties, except, with respect to clauses (ii) or (iii) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that could not be reasonably be expected to result in a Material Adverse Effect or to materially adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby.

               (p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

               (q) The historical consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

               (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

               (s) Each of the Company and each of the Significant Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

               (t) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws,
          (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, for such violations or defaults that could not reasonably be expected to have a Material Adverse Effect.

               (u) Ernst & Young, LLP, who have audited certain historical consolidated financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited historical consolidated financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

               (v) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

               (w) No labor problem or dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except for such problems or disputes that could not reasonably be expected to result in a Material Adverse Effect or to materially adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby.

               (x) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus.

               (y) The Company and its consolidated subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

               (z) The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws and regulations administered by the Office of Thrift Supervision (the "OTS") and any other federal or state financial institution regulatory authority with jurisdiction over the Company or any of its subsidiaries (collectively with the OTS, "Bank Regulatory Authorities"), other than where such failures to comply would not have a Material Adverse Effect, except as described in the Disclosure Package and the Final Prospectus. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, regulatory compliance, anti-money laundering efforts or management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except for the Consent Order entered into with the OTS as described in the Company's Form 8-K dated as of December 22, 2004 filed with the Commission and submissions made to the OTS thereunder.

               (aa) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

               (bb) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (cc) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

               (dd) There is and has been no material failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

               (ee) The Significant Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X.

               (ff) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus or publicly announced, no "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) has (A) taken any action to, or to the Company's knowledge, threatened to decrease the rating of any debt securities of the Company or any of its subsidiaries or (B) given any notice of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. Subject to the terms and conditions and in
             -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount thereof, the aggregate principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities
             --------------------
shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Underwriters. It is understood that the several
             ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5. Agreements. The Company agrees with the several Underwriters that:
             ----------

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause a final term sheet to be filed in a form approved by the Representatives with the Commission pursuant to Rule 433(d) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the final term sheet shall have been filed with the Commission pursuant to Rule 433(d), (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b),
     (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, but in any event not later than 16 months after the date hereof, the Company will make generally available to its securityholders and the Representatives an earnings statement of the Company covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed (but not original) copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectuses and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (g) The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Goldman, Sachs & Co., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, for a period from the Execution Time through the Closing Date, inclusive.

          (h) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Final Prospectus, the Final Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          6. Conditions to the Obligations of the Underwriters. The obligations
             -------------------------------------------------
of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (iii) no governmental approval that has not been obtained or taken and is not in full force and effect is required to be obtained in connection with the execution and delivery of each of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby;

               (iv) the Securities have been duly authorized by the Company, and, when duly executed, issued and delivered by the Company against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (v) the Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (vi) the Indenture has been qualified under the Trust Indenture Act and the Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or threatened; the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

               (vii) such counsel has no reason to believe that the documents specified in a schedule to such counsel's letter, consisting of those included in the Disclosure Package and the list of Underwriters and their respective participation in the sale of the Securities and the sentences related to concessions and reallowances as set forth in the section entitled "Underwriting" in the Final Prospectus, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

               (viii) each of the Company and the Significant Subsidiaries have been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized;

               (ix) the Company has the corporate power and the corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and

               (x) the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein and therein, including the issuance and sale of the Securities will not violate or conflict with, or result in any contravention of, any applicable law.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have requested and caused J. Bradley Johnston, General Counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction that requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect;

               (ii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement or the Final Prospectus which is not adequately described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

               (iv) the issue and sale of the Securities, the execution, delivery and performance of this Agreement and the Indenture, the consummation of the transactions contemplated therein, and the fulfillment of the terms or provisions thereof will not conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Significant Subsidiaries or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Significant Subsidiaries or any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Significant Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that could not reasonably be expected to result in a Material Adverse Effect;

               (v) Temple-Inland Financial Services, Inc. is an exempt savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "Home Owners' Loan Act"), and Guaranty Bank is a federally chartered savings bank under the Home Owners' Loan Act; and

               (vi) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (d) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent historical consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and Final Prospectus (exclusive of any supplement thereto).

          (f) The Company shall have requested and Ernst & Young LLP shall have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package, the Final Prospectus (exclusive of any supplement thereto), or any Issuer Free Writing Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, N.Y. 10006 on the Closing Date.


          7. Each Underwriter represents and agrees that:

          (a) In relation to each Relevant Member State, with effect from and including the Relevant Implementation Date, it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.


          For the purposes of this provision, the expression an "offer of the Securities to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.


          (b) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA would not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

          8. Reimbursement of Underwriters' Expenses. If the sale of the
             ---------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          9. Indemnification and Contribution. (a) The Company agrees to
             --------------------------------
     indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any "issuer information" filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                  --------
     however, that the Company will not be liable in any such case to the
     -------
     extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading

     "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however,
                                                  --------  -------
     that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall
                                     --------  -------
     any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          10. Default by an Underwriter. If any one or more Underwriters shall
              -------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate
                    --------  -------
amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          11. Termination. This Agreement shall be subject to termination in the
              -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Pacific Exchange or trading in securities generally on the New York Stock Exchange or the Pacific Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          12. Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancelation of this Agreement.

          13. Notices. All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Temple-Inland Inc., General Counsel (Fax no.: (512) 434-3750) and confirmed to it at Temple-Inland Inc., General Counsel, 1300 MoPac Expressway South, Austin, TX 78746.

          14. Successors. This Agreement will inure to the benefit of and be
              ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 9 hereof, and no other person will have any right or obligation hereunder.

          15. No fiduciary duty. The Company hereby acknowledges that (a) the
              -----------------
purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          16. Applicable Law. This Agreement will be governed by and construed
              --------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17. Counterparts. This Agreement may be signed in one or more
              ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          18. Headings. The section headings used herein are for convenience
              --------
only and shall not affect the construction hereof.

          19. Definitions. The terms which follow, when used in this Agreement,
              -----------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disclosure Package" shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the final term sheet as prepared and filed pursuant to Section 5(a) hereto, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          "FSMA" shall mean the Financial Services and Markets Act 2000 of the United Kingdom.

          "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Prospectus Directive" shall mean Directive 2003/71/EC of the European Economic Area and includes any relevant implementing measure in each Relevant Member State.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

          "Relevant Implementation Date" shall mean the date on which the Prospectus Directive is implemented in each Relevant Member State.

          "Relevant Member State" shall mean a member state of the European Economic Area which has implemented the Prospectus Directive.

          "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405", "Rule
     415", "Rule 424", "Rule 430B" and "Rule 433" refer to such rules under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Well-Known Seasoned Issuer" shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                            Very truly yours,

                                            Temple-Inland Inc.


                                            By: /s/ Randall D. Levy
                                                --------------------------
                                                Name:   Randall D. Levy
                                                Title:  Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.


By:  Citigroup Global Markets Inc.

By:   /s/ Thomas F. Faherty
     -------------------------------
     Name:   Thomas F. Faherty
     Title:  Director


By:  Goldman, Sachs & Co.

By:   /s/ Goldman, Sachs & Co.
     -------------------------------
         (Goldman, Sachs & Co.)


For themselves and the other
several Underwriters
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I
                                   ----------


Underwriting Agreement dated December 1, 2005

Registration Statement No. 333-130034

Representatives: Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Title, Purchase Price and Description of Securities:

    Title:  6.375% Senior Notes due 2016

            6.625% Senior Notes due 2018

    Principal amount: 6.375% Senior Notes due 2016: $250,000,000

                      6.625% Senior Notes due 2018: $250,000,000

    Purchase price (include accrued
    interest or amortization, if any): 6.375% Senior Notes due 2016:$246,985,000

                                       6.625% Senior Notes due 2018:$246,760,000

    Sinking fund provisions: None

    Redemption provisions:Optional redemption at a "make whole" redemption price

Closing Date, Time and Location: December 7, 2005 at 10:00 a.m. at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006

Type of Offering:  Non-delayed







                                     S-I-1



                                   SCHEDULE II
                                   -----------



                                                           Aggregate Principal        Aggregate Principal
                                                           Amount of 6.375%            Amount of 6.625%
                                                           Notes due 2016 to be       Notes due 2018 to be
Underwriters                                                    Purchased                  Purchased
------------                                                    ---------                  ---------
Citigroup Global Markets Inc.                                  $100,000,000              $100,000,000

Goldman, Sachs & Co.                                           $100,000,000              $100,000,000

BNP Paribas Securities Corp.                                     $8,000,000                $8,000,000

Calyon Securities (USA) Inc.                                     $8,000,000                $8,000,000

J.P. Morgan Securities Inc.                                      $8,000,000                $8,000,000

Scotia Capital (USA) Inc.                                        $8,000,000                $8,000,000

UBS Securities LLC                                               $8,000,000                $8,000,000

Banc of America Securities LLC                                   $5,000,000                $5,000,000

TD Securities (USA) LLC                                          $5,000,000                $5,000,000
                                                               ------------              ------------
Total .......................................................  $250,000,000              $250,000,000
                                                               ============              ============



                                                               S-II-1


                                  SCHEDULE III
                                  ------------

Significant Subsidiaries of Temple-Inland Inc.

         TIN Inc.
         Temple-Inland Financial Services, Inc.
         Guaranty Bank
         Guaranty Holdings Inc. I












                                    S-III-1

                                   SCHEDULE IV
                                   -----------

    Schedule of Free Writing Prospectuses included in the Disclosure Package


1. Final term sheet as prepared and filed pursuant to Section 5(a) hereto.













                                     S-IV-1

                                     ANNEX I
                                     -------

                             Form of Auditor Letter

We have audited the consolidated balance sheets of Temple Inland, Inc. and subsidiaries (the "Company") as of January 1, 2005 and January 3, 2004 and the consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended January 1, 2005, included in the Company's Annual Report on Form 10-K for the year ended January 1, 2005 and incorporated by reference in the Registration Statement (No. 333-xxxxx) on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"), as updated by the Preliminary Prospectus Supplement dated December 1, 2005, herein referred to as the "Registration Statement"; our report with respect thereto is also incorporated by reference in the Registration Statement.

In connection with the Registration Statement:

     1. We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

     2. In our opinion, the consolidated financial statements audited by us and included in the Company's Annual Report on Form 10-K at January 1, 2005 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations adopted by the SEC.

     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to January 1, 2005. The purpose (and therefore the scope) of our audit for the year ended January 1, 2005 was to enable us to express our opinion on the consolidated financial statements at January 1, 2005 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to express and do not express an opinion on: the unaudited consolidated balance sheets at April 2, 2005, July 2, 2005, and October 1, 2005, the unaudited consolidated statements of income for the three-month periods ended April 2, 2005 and April 3, 2004, July 2, 2005 and July 3, 2004, and October 1, 2005 and October 2, 2004, the six-month periods ended July 2, 2005 and July 3, 2004, and the nine-month periods ended October 1, 2005 and October 2, 2004, or the unaudited consolidated statements of cash flows for the three-month periods ended April 2, 2005 and April 3, 2004, the six-month periods ended July 2, 2005 and July 3, 2004, and the nine-month periods ended October 1, 2005 and October 2, 2004, all incorporated by reference in the Registration Statement from the Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 2005, July 2, 2005, and October 1, 2005; or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to January 1, 2005.

     4. For purposes of this letter, we have read the minutes of the 2005 meetings of the shareholders and the Board of Directors of the Company as set forth in the minute books through November 3, 2005, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the meetings of the Board of Directors held on October 31, 2005 and November 3, 2005, for which minutes have not been approved. With respect to the meetings held on October 31, 2005 and November 3, 2005, we have obtained from the Company agendas and summaries of actions. We have carried out other procedures to November 28, 2005 as follows (our work does not extend to the period from November 29, 2005 to December 1, 2005 inclusive):

          a. With respect to the three-month periods ended April 2, July 2, and October 1, 2005 and April 3, July 3, and October 2, 2004, the six-month periods ended July 2, 2005 and July 3, 2004, and the nine-month periods ended October 1, 2005 and October 2, 2004, we have:

               (1) performed the procedures specified by the PCAOB for a review of interim financial information as described in AU 722, Interim Financial Information, on the unaudited consolidated financial statements for these periods, described in 3. above, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 2005, July 2, 2005, and October 1, 2005 incorporated by reference in the Registration Statement; and

               (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under a.(1) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

               The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

     5. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

          a. any material modifications should be made to the unaudited consolidated financial statements described in 3. above, incorporated by reference in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles;

          b. the unaudited consolidated financial statements discussed in 3. above do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     6. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 1, 2005 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 1, 2005 have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: at November 28, 2005 there was any change in common stock outstanding or increase in long-term debt of the consolidated Company as compared with the amounts shown on the October 1, 2005 unaudited consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any such change in common stock outstanding or increase in long-term debt, except in all instances for changes or increases that the Registration Statement discloses have occurred or may occur and except as described in the following sentence. We have been informed by officials of the Company that at November 28, 2005 there was an increase in long-term debt as compared with the amount shown on the October 1, 2005, unaudited consolidated balance sheet as estimated by the Company below.

          (In thousands)             October 1, 2005           November 28, 2005
                                     ---------------           -----------------
          Long-Term Debt                 $ 1,684,000                 $ 1,706,000

     7. At your request, we have inquired of certain Company officials who have responsibility for financial and accounting matters whether, for the period from October 2, 2005 to November 28, 2005, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per-share amounts of consolidated net income. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 1, 2005 are available.

     8. At your request, we have also read the items identified by you on the attached selected pages of the Company's Form 10-K for the year ended January 1, 2005, the Company's Quarterly Reports on Forms 10-Q for the quarters ended April 2, 2005, July 2, 2005, and October 1, 2005, and the Registration Statement (Prospectus) and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

          A Compared the dollar amounts either to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter, or to the amounts in the unaudited consolidated financial statements described in paragraph 3 above, to the extent such amounts are included in or can be derived from such statements and found them to be in agreement.

          B Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

          C Compared the dollar and other amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

          D Proved arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses.

         With respect to the application of the above symbols to "Management's Discussion and Analysis of the Results of Operations" in the Company's Form 10-K and Form 10-Q, we make no comment as to the reasons for the period-to-period changes.

         For purposes of reporting our findings, if compared amounts disagreed only due to rounding or to the designation of amounts as approximates, we have nonetheless stated that we found the compared, recomputed or recalculated amounts to be in agreement.

         We make no representation as to whether the transaction will take place.

    9. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

    10. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraphs 7 and 8; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraphs 7 and 8. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

    11. This letter is solely for the information of the addressees and to assist the remarketing agents in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the remarketing group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the remarketing agreement or any list of closing documents pertaining to the offering of securities covered by the Registration Statement.